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                                    EXHIBIT 1

         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  July 7, 2000

                                       /s/ C. Calvert Knudsen*
                                       -----------------------------------
                                       C. Calvert Knudsen



                                       /s/ Jack B. Schwartz
                                       -----------------------------------
                                           Jack B. Schwartz



                                       /s/ Nani S. Warren*
                                       -----------------------------------
                                           Nani S. Warren



                                       /s/ Robert C. Warren, Jr.
                                       -----------------------------------
                                           Robert C. Warren, Jr.


By:  /s/ Robert J. Preston
     -----------------------------
         Robert J. Preston
         Attorney-in-Fact